SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2002
                                                  --------------

                              INFINITE GROUP, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

          DELAWARE                        0-21816                 52-1490422
----------------------------            -----------          -------------------
(State or other jurisdiction            (Commission            (IRS Employer
      of incorporation)                 File Number)         Identification No.)

      2364 Post Road, Warwick, RI                                  02886
---------------------------------------                          ----------
(Address of principal executive office)                          (Zip Code)

                                 (401) 738-5777
                                 --------------
               Registrant's telephone number, including area code

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5. Other Events.

      On March 15, 2002 the Registrant issued the following press release:

  "Infinite Group, Inc. Reports Preliminary Unaudited Results for 2001 Year End

WARWICK, RI March 15, 2001 - Infinite Group, Inc. (NASDAQ: IMCI) today announced preliminary unaudited results for the year ended December 31, 2001. Revenues for the year ended December 31, 2001 were $8,507,648 compared with revenues of $6,627,570 for the year ended December 31, 2000. The revenues for both periods give effect to the disposition of the Plastics Group business segment, which is reported as discontinued operations. Accordingly, related revenues are excluded. The loss from continuing operations for the year ended December 31, 2001 was $1,788,459, or a loss of $0.43 per share, compared with a net loss from continuing operations of $1,710,582, or $0.59 per share, for the year ended December 31, 2000. The loss from discontinued operations was $944,055 for the year ended December 31, 2001, or $0.23 per share, compared with a loss from discontinued operations of $383,665 for the year ended December 31, 2000, or $0.13 per share. Additionally, an extraordinary loss of $273,813, or $0.07 per share was incurred from an early extinguishment of debt, resulting in a net loss for the year ended December 31, 2001 of $3,006,327, or $0.73 per share compared with a net loss of $2,094,247, or $0.72 per share for the year ended December 31, 2000. These preliminary results are subject to adjustment in connection with the Company's year-end audit.

The results for 2001 were adversely impacted by the loss from discontinued operations resulting from the disposition of the Plastics Group business segment. The Company closed its Osley & Whitney, Inc. (O&W) subsidiary on November 30, 2001 and in December 2001 decided to sell its Express Pattern, Inc. division, which was consummated on March 13, 2002; both in furtherance of that divestiture plan. Currently, only the O&W real estate and a related mortgage loan are being held for sale.

"We are continuing to make significant investments in our Infinite Photonics, Inc. subsidiary to market and commercialize our proprietary grating coupled surface emitting diode technology in response to customer interest and demand", stated Clifford G. Brockmyre, President and Chief Executive Officer of Infinite. "We began work on a $12.1 million DARPA contract and are equipping and staffing our Orlando laser diode facilities. Additionally, our Laser Fare subsidiary maintains its long-standing and well-respected presence in contract laser material processing for industrial leaders in jet engine, aerospace, gas turbine and medical device manufacturing. We look forward to an exciting and successful 2002 in our ongoing pursuit to enhance Infinite's shareholder value," added Brockmyre.

Infinite Photonics, Inc. develops and markets laser diodes based on its proprietary, patented and patent pending IP GCSELtm technology platform. IP GCSELtm product applications include high power pump lasers used for EDFA and Raman amplification, tunable lasers used in optical transmitters and receivers for telecommunications, material processing and medical applications.

Infinite Group, Inc. has over 20 years experience in the areas of laser material processing and laser-applications technology.

This release contains "forward looking statements" based on current expectations but involving known and unknown risks and uncertainties. Actual results or achievements may be materially different from those expressed or implied. The Company's plans and objectives are based on assumptions involving judgements with respect to future economic, competitive and market conditions and future business decisions, all of these are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Therefore, there can be no assurance that the forward-looking statements will prove to be accurate.
================================================================================

                            [Financial Tables Follow]


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

The preliminary unaudited condensed consolidated statement of operations and selected balance sheet data for the Company, which are subject to adjustment based upon the results of the Company's year-end audit, follow:

                      Selected Statement of Operations Data
                                   (unaudited)

                                                        2001            2000
                                                        ----            ----
                                                                   (As Restated)
                                                                   -------------
Revenues                                            $ 8,507,648     $ 6,627,570

Net Loss from Continuing Operations                 $(1,788,459)    $(1,710,582)
Loss from Discontinued operations                      (944,055)       (383,665)
Extraordinary Loss                                     (273,813)             --
                                                    -----------     -----------
Net Loss                                            $(3,006,327)    $(2,094,247)
                                                    ===========     ===========

Net Loss per share from:
         Continuing Operations                      $     (0.43)    $     (0.59)
         Discontinued operations                          (0.23)          (0.13)
         Extraordinary Loss                               (0.07)             --
                                                    -----------     -----------
Net Loss                                            $     (0.73)    $     (0.72)
                                                    -----------     -----------

Weighted-average number of shares used in             4,132,724       2,911,217
   the computation of per-share net income          ===========     ===========

                           Selected Balance Sheet Data
                                   (unaudited)

                                                       2001              2000
                                                   -----------       -----------
Cash                                               $   130,242       $   185,901
Accounts Receivable                                  1,498,463         1,827,275
Inventory                                              129,824           482,585
Other Current Assets                                   199,046           239,987
Assets Held for Sale                                 2,616,674                --
                                                   -----------       -----------
     Total Current Assets                            4,574,249         2,735,748
Property Plant & Equipment                           4,463,122         7,169,794
Other Assets*                                        1,950,632         1,467,792
                                                   -----------       -----------
     TOTAL ASSETS                                  $10,988,003       $11,373,334
                                                   ===========       ===========

Current Liabilities                                $ 3,223,768       $ 6,563,770
Liabilities Held for Sale                            2,986,904                --
                                                   -----------       -----------
     Total Current Liabilities                       6,210,672         6,563,770
Long-Term Liabilities                                2,586,696         2,922,448
                                                   -----------       -----------
Total Liabilities                                    8,797,368         9,486,218
Equity                                               2,190,635         1,887,116
                                                   -----------       -----------

        TOTAL LIABILITIES & EQUITY                 $10,988,003       $11,373,334
                                                   ===========       ===========

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*Includes goodwill of $88,769 and $117,380 in 2001 and 2000, respectively."


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

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INFINITE GROUP, INC.


Date: March 15, 2002                    By: /s/ Clifford G. Brockmyre II
                                           -------------------------------------
                                           Clifford G. Brockmyre II
                                           President


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